FILED: 04/25/2006
CID: 2006-00513138
WY Secretary of State

Articles of Incorporation
Wyoming Corporation

I

The name of the corporation is KRAIG BIOCRAFT LABORATORIES, INC.

II

The name and address of the registered agent is CORP 9S
                                                                                       109 E 17th Street, Site 7
                                                                                      Cheyenne, WY82001

III

The number and cuss of shares the company is authorized to issue are:

60,000,000 shares Class A common stock	No par value,
25,000,000 shares Class B common stock (no voting rights)	No par value,
10,000,000 shares Preferred stock.	No par value,

IV

The number and class of shares that are entitled to receive the net assets upon dissolution are:

60,000,000 shares Class A common stock.	No par value,
25,000,000 shares Class B common stock (no voting rights).	No par value,
10,000,000 shares Preferred stock.	No par value,

V

The address for mailing the. annual report form is: 33585C Del Obispo St #200, Dana Point, CA 92629

VI

The name and address of the incorporator is: David DeLaza
                                                                                33585C Del. Obispo St #200
                                                            Dana Point, CA 92629

VII

The liability of directors and officers of this corporation for monetary damages shall be eliminated to the fullest extent permissible under Wyoming law.

This corporation is authorized to provide indemnification of directors, ofand agents to the fullest extent permissible under Wyoming law.

Any amendment, repeal or modification of any provision of this Article shall not adversely affect any right or protection of a director, officer or agent of this corporation existing at the time of such amendment, repeal or modification.

VIII

The contact name and phone number are: David DeLoach (949) 487-2436

Dated: 4/21/06

/s/David DeLoach
David DeLoach
Incorporator

Consent To Appointment
By Registered Agent

1, CORP 95, voluntarily consent to serve as the registered agent for KRAIG BIOCRAFT LABORATORIES, INC. on the date shown below.

LABORATORIES, INC. on the date shown below.

The registered agent certifies that it is a foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

Dated: 4/21/06

 /s/
Signature of Authorized Representative of Registered Agent
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